EXHIBIT 99.2

EveryWare Global Agrees to Sell UK Business

Lancaster, OH - August 21, 2014 -- EveryWare Global, Inc. (“EveryWare” or the “Company”) (Nasdaq: EVRY), today announced that its wholly-owned subsidiary Oneida International has entered into an agreement to sell its United Kingdom business to HUK 54 Limited. EveryWare retains all rights to the brands ONEIDA®, Anchor Hocking® and Sant' Andrea®.

Sam Solomon, Chief Executive Officer of EveryWare, stated, "This transaction represents another step toward building a profitable future for EveryWare. We are confident that there remain long-term opportunities to build and grow our brands internationally. Our energies are currently focused on solidifying our core North American operations, and this sale ensures that our resources are dedicated to those initiatives."

For additional detail on the transaction, please refer to the Form 8-K filed today with the Securities and Exchange Commission.

About EveryWare

EveryWare (Nasdaq:EVRY) is a leading marketer of tabletop and food preparation products for the consumer, foodservice, and specialty markets. The Company offers a comprehensive line of tabletop and food preparation products, such as bakeware, beverageware, serveware, storageware, flatware, dinnerware, crystal, banquetware, and hollowware; premium spirit bottles; cookware; gadgets; candle and floral glass containers; and other kitchen products. Additional information can be found on EveryWare's Investor Relations Website: http://investors.everywareglobal.com/.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). All statements other than statements of historical facts are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "tentative," "proposal," "offers," "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, covenant compliance, liquidity and other characterizations of future events or circumstances are forward-looking statements.
Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason. For a description of the risks, uncertainties, and assumptions that may impact our actual results or performance, see the Company's Annual Report on Form 10-K for 2013, filed with the Securities and Exchange Commission, as it may be updated in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission.

CONTACT:

Erica Bartsch
Sloane & Company
ebartsch@sloanepr.com